Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Bob Lougee (800) 611-8488
Monday, April 15, 2013	bob.lougee@usamobility.com

USA Mobility Reports Fourth Quarter and 2012 Results;

2011 Financial Restatement Completed

Wireless Subscriber and Revenue Trends Show Solid Improvement

As Operating Margins Remain Strong and Expenses Decline;

Software Bookings and Backlog Reach All-Time High

Springfield, VA (April 15, 2013) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced final operating results for the fourth quarter and year-ended December 31, 2012. The Company had previously reported selected results for the fourth quarter and 2012 pending completion of its year-end financial audit and restatement of its 2011 financial statements due to a material weakness in the design of internal control over financial reporting in its software revenue recognition processes. Results below reflect completion of the 2012 audit and restatement of 2011 financial statements. There was no material impact to the previously reported interim periods of 2012.

For the fourth quarter, consolidated revenue was $51.9 million, compared to $57.8 million in the fourth quarter of 2011 and $55.1 million in the third quarter of 2012. Revenue from the Company’s Wireless business (USA Mobility Wireless) was $39.9 million in the fourth quarter, compared to $46.5 million in the fourth quarter of 2011 and $41.4 million in the third quarter of 2012. Revenue from the Software business (Amcom Software) was $12.0 million in the fourth quarter, compared to $11.2 million in the year-earlier quarter and $13.7 million in the third quarter of 2012. USA Mobility acquired Amcom Software on March 3, 2011.

Fourth quarter EBITDA (earnings before interest, taxes, depreciation, amortization, accretion and impairment) was $12.4 million, or 23.9 percent of revenue, compared to $17.4 million, or 30.1 percent or revenue, in the fourth quarter of 2011 and $17.8 million, or 32.2 percent of revenue, in the third quarter of 2012.

Net income for the fourth quarter of 2012 was $2.0 million, or $0.09 per fully diluted share, compared to $17.9 million, or $0.79 per fully diluted share, in the year-earlier quarter and $8.0 million, or $0.36 per fully diluted share, in the third quarter of 2012. The increase in net income in the fourth quarter of 2011 was largely the result of a benefit to income tax expense of $10.7 million due to a decrease in the deferred income tax asset valuation allowance which adjusted the balance of deferred income tax assets to their estimated realizable amounts. Excluding the income tax benefit and purchase accounting adjustments, net income for the fourth quarter of 2011 would have been $7.8 million, or $0.35 per fully diluted share.

For the full-year 2012, consolidated revenue was $219.7 million, compared to $233.7 million in 2011. Of the total, Wireless revenue was $168.4 million and Software revenue was $51.3 million, compared to $199.7 million and $34.0 million, respectively, for 2011.

EBITDA for 2012 was $67.3 million, or 30.7 percent of revenue, compared to $71.2 million, or 30.5 percent of revenue, for 2011. Excluding a fair value write down of software maintenance revenue of $6.1 million, EBITDA for 2011 would have been $77.2 million, or 32.2 percent of revenue.

Net income for 2012 was $27.0 million, or $1.20 per fully diluted share, compared to a net income of $83.8 million, or $3.72 per fully diluted share, for 2011. Excluding purchase accounting adjustments and a tax benefit of $50.2 million due to a decrease in the deferred income tax asset valuation allowance, net income for 2011 would have been $37.2 million, or $1.65 per fully diluted share.

Key results and highlights for the fourth quarter and 2012 included:

Wireless

•

Fourth quarter EBITDA for Wireless was $14.0 million, or 35.0 percent of revenue, compared to $17.1 million, or 36.7 percent of revenue, in the fourth quarter of 2011 and $16.3 million, or 39.3 percent or revenue, in the third quarter of 2012. Excluding severance expenses, fourth quarter EBITDA margin would have been 37.9 percent, compared to 39.3 percent in the year earlier quarter. For 2012, EBITDA margin increased to an all-time high of 38.3 percent, compared to 37.2 percent in 2011.

•

Net unit losses were 31,000 in the fourth quarter, compared to 37,000 in the third quarter and 53,000 in the year-earlier quarter, while the quarterly rate of unit erosion improved to a historic low of 2.0 percent from 2.3 percent in the third quarter and 3.1 percent in the fourth quarter of 2011. The annual rate of unit erosion improved to 9.2 percent in the fourth quarter, also a record low, from 11.7 percent in the year-ago quarter. Units in service at December 31, 2012 totaled 1,515,000 compared to 1,668,000 at December 31, 2011.

•

The rate of Wireless revenue erosion in the fourth quarter was 3.7 percent, compared to 3.1 percent in the third quarter and 4.1 percent in the year-earlier quarter. The annual rate of total revenue erosion was 14.2 percent in the fourth quarter, compared to 14.6 percent in the third quarter and 14.8 percent in the year-earlier quarter. The year-over-year rate of paging revenue erosion improved to a record low 13.3 percent in 2012 from 14.6 percent in 2011.

•

Total ARPU (average revenue per unit) was $8.29 in the fourth quarter, compared to $8.36 in the third quarter and $8.51 in the fourth quarter of 2011. For the year, ARPU totaled $8.37, compared to $8.64 in 2011.

Software

•

Bookings for the fourth quarter increased to a record $18.1 million, compared to $15.7 million in the third quarter and $15.2 million in the year-earlier quarter. Bookings for the second half of the year increased to $33.8 million, compared to $27.5 million for the first half of 2012 representing an increase of 22.9%.

•	Backlog increased to an all-time high of $40.6 million at December 31, 2012, compared to $36.2 million at September 30, 2012, and $32.9 million at year-end 2011.

•	The renewal rate for maintenance in the fourth quarter was 99.7 percent.

Total Company

•

Operating expenses (excluding depreciation, amortization, accretion and impairment) totaled $39.5 million in the fourth quarter, with $26.0 million for Wireless and $13.5 million for Software, compared to operating expenses of $40.4 million in the year-earlier quarter, with $29.5 million for Wireless and $10.9 million for Software. For 2012, operating expenses were $152.4 million, including $103.9 million for Wireless and $48.5 million for Software, compared to $162.5 million in 2011, including $125.3 million for Wireless and $37.2 million for Software.

•	Capital expenses were $2.9 million in the fourth quarter, compared to $2.8 million in the year-earlier quarter. For 2012, capital expenses totaled $10 million, compared to $8 million in 2011.

•	Dividends paid to stockholders totaled $16.5 million in 2012.

•	The Company’s cash balance was $61 million at December 31, 2012.

•

The number of full-time equivalent employees at December 31, 2012 totaled 665, including 378 for Wireless and 287 for Software, compared to a total of 683 at year-end 2011, including 434 for Wireless and 249 for Software.

“Despite the unfortunate delay in finalizing results, we were very pleased with our operating performance for the fourth quarter and full-year 2012,” said Vincent D. Kelly, president and chief executive officer. “Once again we either met or exceeded our key performance targets as both our Wireless and Software businesses achieved record results for the fourth quarter in several key operating categories. Overall, we continued to operate the Company profitably, maintain high operating margins in our Wireless business, reduce expenses, enhance our products and services, and expand our Software business into new markets. We also generated sufficient cash to again return capital to stockholders in the form of dividends and share repurchases.”

Kelly added: “Wireless subscriber and revenue trends improved substantially in the fourth quarter as the rates of unit and revenue erosion reached their best levels since USA Mobility was formed in 2004. Net subscriber churn declined to 9.2 percent from 11.7 percent in the year-earlier quarter while the year-over-year rate of paging revenue erosion fell to 13.3 percent from 14.6 percent in 2011. In addition, the EBITDA margin for Wireless increased to a record high of 38.3 percent in 2012 versus 37.2 percent in 2011 as the reduction of Wireless costs continued to outpace the decline of revenue. Our Wireless business expanded operating margins for the seventh consecutive year.”

Healthcare continued to be the largest sector for the Company’s Wireless business, representing 67.1 percent of the total Wireless customer base, compared to 62.6 percent a year ago. Healthcare also continued to be the best performing market segment with the highest rate of gross placements and lowest unit churn.

Kelly said the Company’s Software subsidiary also recorded an excellent performance in 2012, especially over the second half of the year. “Software bookings (operations and maintenance) for the last six months of 2012 increased 22.9 percent over bookings in the first half of the year.” The up-tick in second half results was due in part to several factors, Kelly noted, including a new senior management team, a restructured approach to sales and marketing, continued growth of Amcom Software’s product development pipeline, and expansion into new geographic markets.

Kelly added: “Software bookings rose to a record high for the quarter and the backlog reached an all-time high at year end. Demand continued to be strongest in North American hospitals where we sold software solutions for call center management, emergency notification, clinical alerting, middleware and mobile communication solutions. In addition, we expanded our sales focus internationally, specifically in the

Middle East where we opened an office in Dubai. We also experienced growing demand among public safety organizations with a number of military and municipal 911 emergency response centers choosing Amcom Software’s dispatch solution. As a result, we ended the year with a solid pipeline of new business opportunities and believe our Software business established positive momentum entering 2013.”

Kelly said USA Mobility returned $24.5 million in capital to stockholders during 2012 in the form of dividends and share repurchases. The Company paid quarterly cash dividends to stockholders totaling $16.5 million, or $0.75 per share, during 2012, and repurchased 712,173 shares of its common stock for approximately $8.0 million (excluding commissions) after renewal of the Company’s stock repurchase program in July. “Over the past eight years we have now returned $405.3 million to our stockholders in the form of cash distributions and $59.8 million in common stock repurchases.”

Shawn E. Endsley, chief financial officer, said: “Operating and EBITDA margins remained strong in 2012 as we continued to reduce operating expenses in our Wireless business. Consolidated operating expenses (excluding depreciation, amortization, accretion and impairment) for Wireless declined 17.1 percent to $103.9 million in 2012 from $125.3 million in 2011 and marked the seventh consecutive year in which Wireless expense reduction outpaced the annual rate of Wireless revenue erosion.” Endsley added: “Expense reduction in the Wireless business was largely due to continued progress in our network rationalization program, including lower site rents and various other company-wide initiatives. As a result of these efforts, combined with solid cash flow from our Wireless and Software businesses, the Company was able to repay its bank debt during the second quarter of 2012 and end the year debt-free with a consolidated cash balance of $61 million.”

Commenting on the Company’s financial guidance for 2012, Endsley said: “We are pleased that once again results were consistent with our adjusted guidance. For 2012, total reported revenue of $219.7 million was within our guidance range of $215 million to $227 million, operating expenses (excluding depreciation, amortization, accretion and impairment) of $152.4 million were better than our guidance range of $154 million to $162 million, and capital expenses of $10.0 million were slightly above our guidance range of $7.1 million to $9.5 million.” Endsley said the Company expects to provide financial guidance for 2013 when it releases its first quarter results next month.

The Company believes that the filing of its Form 10-K today cures the NASDAQ filing deficiency notice reported on April 5th and brings the Company back into compliance with the NASDAQ reporting requirements. The Company plans to host a conference call for investors after reporting first quarter results.

About USA Mobility

USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors through its wireless subsidiary, USA Mobility Wireless. In addition, through its software subsidiary, Amcom Software, it provides mission critical unified communications solutions nationally and internationally to leading organizations in such industries as healthcare, hospitality, education, business and government. Amcom connects people to each other and the data the need. Its software solutions include critical smartphone communications, contact center optimization, emergency management and clinical workflow improvement. As a single-source provider, USA Mobility Wireless focuses on the business-to-business marketplace and supplies wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. USA Mobility Wireless also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. Its product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. For further information visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued growth of our Software business and demand for our Software products and services, our ability to develop additional software solutions for our customers, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

USA MOBILITY, INC.

CONSOLIDATED STATEMENTS OF INCOME (a), (b)

(In thousands, except share, per share amounts and ARPU)

	For the twelve months ended December 31,
	2012			2011 (As Restated)
	Wireless	Software	Total	Wireless	Software	Total
Revenue:
Paging service	$159,739	$—	$159,739	$184,317	$—	$184,317
Cellular	1,152	—	1,152	2,612	—	2,612
Software revenue (c)	6,515	51,291	57,806	10,133	33,992	44,125
Other	999	—	999	2,639	—	2,639

Total revenue	168,405	51,291	219,696	199,701	33,992	233,693

Operating expenses:
Cost of products sold (c)	693	20,153	20,846	2,883	17,523	20,406
Service, rental and maintenance (c)	45,789	9,636	55,425	55,675	6,672	62,347
Selling and marketing	11,521	12,124	23,645	14,466	7,923	22,389
General and administrative	44,689	5,991	50,680	51,029	5,066	56,095
Severance and restructuring	1,197	561	1,758	1,293	—	1,293
Depreciation, amortization and accretion	11,167	7,065	18,232	13,973	5,361	19,334
Impairment	—	3,382	3,382	—	—	—

Total operating expenses	115,056	58,912	173,968	139,319	42,545	181,864

% of total revenue	68.3%	114.9%	79.2%	69.8%	125.2%	77.8%

Operating income (loss)	53,349	(7,621)	45,728	60,382	(8,553)	51,829

% of total revenue	31.7%	-14.9%	20.8%	30.2%	-25.2%	22.2%
Interest expense, net	(379)	(1)	(380)	(2,236)	(18)	(2,254)
Other income (expense), net	625	90	715	8,026	(76)	7,950

Income (loss) before income tax (expense) benefit	53,595	(7,532)	46,063	66,172	(8,647)	57,525
Income tax (expense) benefit	(21,555)	2,476	(19,079)	22,994	3,267	26,261

Net income (loss)	$32,040	$(5,056)	$26,984	$89,166	$(5,380)	$83,786

Basic net income per common share			$1.23			$3.79

Diluted net income per common share			$1.20			$3.72

Basic weighted average common shares outstanding			21,924,748			22,083,942

Diluted weighted average common shares outstanding			22,397,587			22,509,008

Reconciliation of operating income (loss) to EBITDA (d):
Operating income (loss)	$53,349	$(7,621)	$45,728	$60,382	$(8,553)	$51,829
Add back: depreciation, amortization, accretion and impairment	11,167	10,447	21,614	13,973	5,361	19,334

EBITDA	$64,516	$2,826	$67,342	$74,355	$(3,192)	$71,163

% of total revenue	38.3%	5.5%	30.7%	37.2%	-9.4%	30.5%
Key statistics:
Units in service	1,515	—	1,515	1,668	—	1,668
Average revenue per unit (ARPU)	$8.37	$—	$8.37	$8.64	$—	$8.64
Bookings	$—	$61,301	$61,301	$—	$47,886	$47,886
Backlog	$—	$40,626	$40,626	$—	$32,926	$32,926

(a)	Slight variations in totals are due to rounding.
(b)	Includes consolidated results of operations of USA Mobility Wireless, Inc. (“Wireless”) and Amcom Software, Inc. (“Software”). Software operations reflect financial results from March 3, 2011, the acquisition date.
(c)	Wireless results reflect eliminations for intercompany revenue and expenses.
(d)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONSOLIDATED BALANCE SHEETS (a)

(In thousands)

	12/31/12	12/31/11
		(As Restated)
Assets
Current assets:
Cash and cash equivalents	$61,046	$53,655
Accounts receivable, net	21,580	20,523
Prepaid expenses and other	5,836	5,239
Inventory	3,257	2,751
Escrow receivables	275	14,819
Deferred income tax assets, net	3,915	8,505

Total current assets	95,909	105,492
Property and equipment, net	20,809	22,421
Goodwill	133,031	130,968
Other intangible assets, net	30,333	38,757
Deferred income tax assets, net	41,239	54,689
Other assets	1,306	2,094

Total assets	$322,627	$354,421

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$12,659	$12,394
Accrued compensation and benefits	17,806	12,854
Consideration payable	275	14,819
Customer deposits	2,090	1,806
Deferred revenue	27,896	23,907

Total current liabilities	60,726	65,780
Long-term debt, net of current portion	—	28,250
Deferred revenue	693	581
Other long-term liabilities	9,789	12,223

Total liabilities	71,208	106,834

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	125,212	131,612
Retained earnings	126,205	115,973

Total stockholders’ equity	251,419	247,587

Total liabilities and stockholders’ equity	$322,627	$354,421

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (a)

(In thousands)

	For the twelve months ended
	12/31/12	12/31/11
		(As Restated)
Cash flows from operating activities:
Net income	$26,984	$83,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	18,232	19,334
Impairment	3,382	—
Amortization of deferred financing costs	259	608
Deferred income tax expense (benefit)	18,040	(28,044)
Amortization of stock based compensation	1,224	1,530
Provisions for doubtful accounts, service credits and other	1,962	1,679
(Adjustments)/Settlement of non-cash transaction taxes	(480)	133
(Gain)/Loss on disposals of property and equipment	(160)	109
Gain on disposals of narrow band PCS licenses	—	(7,500)
Changes in assets and liabilities:
Accounts receivable	(3,008)	(417)
Prepaid expenses, intangibles and other assets	(318)	6,758
Accounts payable, accrued liabilities and other	2,375	(7,427)
Customer deposits and deferred revenue	4,385	11,887

Net cash provided by operating activities	72,877	82,436

Cash flows from investing activities:
Purchases of property and equipment	(9,989)	(7,952)
Proceeds from disposals of property and equipment	330	55
Proceeds from disposals of narrow band PCS licenses	—	7,500
Acquisitions, net of cash acquired	(3,000)	(134,250)

Net cash used in investing activities	(12,659)	(134,647)

Cash flows from financing activities:
Issuance of debt	—	24,044
Repayment of debt	(28,250)	(23,697)
Deferred financing costs	—	(1,580)
Cash dividends to stockholders	(16,512)	(22,121)
Purchase of common stock	(8,065)	—

Net cash used in financing activities	(52,827)	(23,354)

Net increase (decrease) in cash and cash equivalents	7,391	(75,565)
Cash and cash equivalents, beginning of period	53,655	129,220

Cash and cash equivalents, end of period	$61,046	$53,655

Supplemental disclosure:
Interest paid	$288	$1,504

Income taxes paid	$1,606	$1,925

Non-cash financing activities	$—	$27,750

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONSOLIDATED STATEMENTS OF INCOME (a), (b)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended December 31,
	2012			2011 (As Restated)
	Wireless	Software	Total	Wireless	Software	Total
Revenue:
Paging service	$38,081	$—	$38,081	$43,249	$—	$43,249
Cellular	275	—	275	414	—	414
Software revenue (c)	1,414	11,967	13,381	2,449	11,220	13,669
Other	147	—	147	421	—	421

Total revenue	39,917	11,967	51,884	46,533	11,220	57,753

Operating expenses:
Cost of products sold	177	5,532	5,709	626	4,721	5,347
Service, rental and maintenance (c)	11,052	2,447	13,499	12,454	2,024	14,478
Selling and marketing	2,727	3,303	6,030	3,275	2,460	5,735
General and administrative	10,820	1,731	12,551	11,888	1,722	13,610
Severance and restructuring	1,188	524	1,712	1,215	—	1,215
Depreciation, amortization and accretion	2,554	1,833	4,387	2,916	1,501	4,417
Impairment	—	3,382	3,382	—	—	—

Total operating expenses	28,518	18,752	47,270	32,374	12,428	44,802

% of total revenue	71.4%	156.7%	91.1%	69.6%	110.8%	77.6%
Operating income (loss)	11,399	(6,785)	4,614	14,159	(1,208)	12,951
% of total revenue	28.6%	-56.7%	8.9%	30.4%	-10.8%	22.4%
Interest expense, net	(61)	(1)	(62)	(395)	(9)	(404)
Other income (expense), net	164	125	289	122	9	131

Income (loss) before income tax (expense) benefit	11,502	(6,661)	4,841	13,886	(1,208)	12,678
Income tax (expense) benefit	(4,972)	2,158	(2,814)	5,089	(147)	5,236

Net income (loss)	$6,530	$(4,503)	$2,027	$18,975	$(1,061)	$17,914

Basic net income per common share			$0.09			$0.81

Diluted net income per common share			$0.09			$0.79

Basic weighted average common shares outstanding			21,492,792			22,094,197

Diluted weighted average common shares outstanding			21,991,673			22,576,380

Reconciliation of operating income (loss) to EBITDA (d):
Operating income (loss)	$11,399	$(6,785)	$4,614	$14,159	$(1,208)	$12,951
Add back: depreciation, amortization, accretion and impairment	2,554	5,215	7,769	2,916	1,501	4,417

EBITDA	$13,953	$(1,570)	$12,383	$17,075	$293	$17,368

% of total revenue	35.0%	-13.1%	23.9%	36.7%	2.6%	30.1%
Key statistics:
Units in service	1,515	—	1,515	1,668	—	1,668
Average revenue per unit (ARPU)	$8.29	$—	$8.29	$8.51	$—	$8.51
Bookings	$—	$18,129	$18,129	$—	$15,213	$15,213
Backlog	$—	$40,626	$40,626	$—	$32,926	$32,926

(a)	Slight variations in totals are due to rounding.
(b)	Includes consolidated results of operations of USA Mobility Wireless, Inc. (“Wireless”) and Amcom Software, Inc. (“Software”). Software operations reflect financial results from March 3, 2011, the acquisition date.
(c)	Wireless results reflect eliminations of intercompany revenue and expenses.
(d)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONSOLIDATED STATEMENTS OF INCOME (a), (b)

(Unaudited and in thousands, except share, per share amounts and ARPU)

	For the three months ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
					(As Restated)	(As Restated)	(As Restated)	(As Restated)
Revenues:
Paging service	$38,081	$39,235	$40,548	$41,875	$43,249	$45,121	$47,319	$48,628
Cellular	275	314	286	277	414	315	1,199	684
Software revenue	13,381	15,321	14,847	14,257	13,669	13,726	12,240	4,490
Other	147	246	280	326	421	570	768	880

Total revenues	51,884	55,116	55,961	56,735	57,753	59,732	61,526	54,682

Operating expenses:
Cost of products sold	5,709	5,105	5,216	4,816	5,347	5,877	6,893	2,289
Service, rental and maintenance	13,499	13,731	13,892	14,303	14,478	15,217	16,187	16,465
Selling and marketing	6,030	6,043	5,919	5,653	5,735	5,757	6,232	4,665
General and administrative	12,551	12,466	12,494	13,169	13,610	13,077	13,840	15,568
Severance and restructuring	1,712	—	24	22	1,215	28	17	33
Depreciation, amortization and accretion	4,387	4,724	4,606	4,515	4,417	5,080	5,298	4,539
Impairment	3,382	—	—	—	—	—	—	—

Total operating expenses	47,270	42,069	42,151	42,478	44,802	45,036	48,467	43,559

% of total revenues	91.1%	76.3%	75.3%	74.9%	77.6%	75.4%	78.8%	79.7%
Operating income	4,614	13,047	13,810	14,257	12,951	14,696	13,059	11,123
% of total revenues	8.9%	23.7%	24.7%	25.1%	22.4%	24.6%	21.2%	20.3%
Interest expense, net	(62)	(64)	(66)	(188)	(404)	(732)	(862)	(256)
Other income (expense), net	289	52	436	(62)	131	(1)	7,666	154

Income before income tax (expense) benefit	4,841	13,035	14,180	14,007	12,678	13,963	19,863	11,021
Income tax (expense) benefit	(2,814)	(4,987)	(5,733)	(5,545)	5,236	(5,161)	(4,181)	30,367

Net income	$2,027	$8,048	$8,447	$8,462	$17,914	$8,802	$15,862	$41,388

Basic net income per common share	$0.09	$0.37	$0.38	$0.38	$0.81	$0.40	$0.71	$1.88

Diluted net income per common share	$0.09	$0.36	$0.37	$0.37	$0.79	$0.39	$0.70	$1.85

Basic weighted average common shares outstanding	21,492,792	21,973,473	22,130,397	22,106,543	22,094,197	22,090,913	22,086,848	22,063,393

Diluted weighted average common shares outstanding	21,991,673	22,399,934	22,613,517	22,589,483	22,576,380	22,573,064	22,551,862	22,333,399

Reconciliation of operating income to EBITDA (c):
Operating income	$4,614	$13,047	$13,810	$14,257	$12,951	$14,696	$13,059	$11,123
Add back: depreciation, amortization, accretion and impairment	7,769	4,724	4,606	4,515	4,417	5,080	5,298	4,539

EBITDA	$12,383	$17,771	$18,416	$18,772	$17,368	$19,776	$18,357	$15,662

% of total revenues	23.9%	32.2%	32.9%	33.1%	30.1%	33.1%	29.8%	28.6%
Key statistics:
Units in service	1,515	1,546	1,583	1,617	1,668	1,721	1,779	1,828
Average revenue per unit (ARPU)	$8.29	$8.36	$8.45	$8.50	$8.51	$8.59	$8.74	$8.72
Bookings	$18,129	$15,670	$15,085	$12,417	$15,213	$14,188	$15,158	$3,327
Backlog	$40,626	$36,155	$34,391	$32,688	$32,926	$29,349	$26,776	$21,522

(a)	Slight variations in totals are due to rounding.
(b)	Software operations reflect financial results from March 3, 2011, the acquisition date.
(c)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONSOLIDATED OPERATING EXPENSES

SUPPLEMENTAL INFORMATION (a), (b)

(Unaudited and in thousands)

	For the three months ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
					(As Restated)	(As Restated)	(As Restated)	(As Restated)
Cost of products sold
Payroll and related	$2,634	$2,427	$2,324	$2,368	$2,277	$2,537	$2,156	$677
Cost of sales	2,500	2,195	2,434	2,037	2,641	3,058	4,078	1,395
Other	575	483	458	411	429	282	659	217

Total cost of products sold	5,709	5,105	5,216	4,816	5,347	5,877	6,893	2,289

Service, rental and maintenance
Site rent	4,326	4,326	4,421	4,791	5,002	5,438	5,962	6,881
Telecommunications	2,053	2,257	2,346	2,312	2,598	2,732	2,880	3,102
Payroll and related	5,432	5,309	5,360	5,529	5,279	5,578	5,562	4,769
Stock based compensation	7	6	6	6	6	6	6	5
Other	1,681	1,833	1,759	1,665	1,593	1,463	1,777	1,708

Total service, rental and maintenance	13,499	13,731	13,892	14,303	14,478	15,217	16,187	16,465

Selling and marketing
Payroll and related	3,519	3,504	3,544	3,559	3,306	3,593	3,567	2,904
Commissions	1,197	1,335	1,343	1,253	1,423	1,273	1,592	1,155
Stock based compensation	19	19	18	16	16	16	16	17
Other	1,295	1,185	1,014	825	990	875	1,057	589

Total selling and marketing	6,030	6,043	5,919	5,653	5,735	5,757	6,232	4,665

General and administrative
Payroll and related	6,423	5,851	5,972	6,490	6,268	5,778	6,781	6,072
Stock based compensation	296	435	(19)	415	415	392	432	203
Bad debt	300	275	270	234	363	346	(80)	416
Facility rent	889	903	868	806	942	1,041	1,035	823
Telecommunications	379	390	443	412	440	494	490	470
Outside services	2,377	2,353	2,458	2,447	2,079	2,496	2,533	5,228
Taxes, licenses and permits	1,312	1,249	1,426	1,501	1,445	1,327	2,190	1,332
Other	575	1,010	1,076	864	1,658	1,203	459	1,024

Total general and administrative	12,551	12,466	12,494	13,169	13,610	13,077	13,840	15,568

Severance and restructuring	1,712	—	24	22	1,215	28	17	33
Depreciation, amortization and accretion	4,387	4,724	4,606	4,515	4,417	5,080	5,298	4,539
Impairment	3,382

Operating expenses	$47,270	$42,069	$42,151	$42,478	$44,802	$45,036	$48,467	$43,559

Capital expenditures	$2,854	$2,696	$2,888	$1,551	$2,818	$1,779	$1,854	$1,501

(a)	Slight variations in totals are due to rounding.
(b)	Software operations have been included from March 3, 2011, the acquisition date.

USA MOBILITY, INC. (WIRELESS)

UNITS IN SERVICE ACTIVITY (a)

(Unaudited and in thousands)

	For the three months ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Units in service
Beginning units in service
Direct one-way	1,366	1,395	1,423	1,465	1,510	1,559	1,599	1,645
Direct two-way	79	82	85	90	93	97	100	106

Total direct	1,445	1,477	1,508	1,555	1,603	1,656	1,699	1,751

Indirect one-way	55	58	60	63	68	71	75	68
Indirect two-way	46	48	49	50	50	52	54	70

Total indirect	101	106	109	113	118	123	129	138

Total beginning units in service	1,546	1,583	1,617	1,668	1,721	1,779	1,828	1,889

Gross placements
Direct one-way	46	45	49	41	39	50	56	47
Direct two-way	2	3	4	3	4	5	5	3

Total direct	48	48	53	44	43	55	61	50

Indirect one-way	2	1	2	1	2	3	3	1
Indirect two-way	—	—	—	—	—	—	2	—

Total indirect	2	1	2	1	2	3	5	1

Total gross placements	50	49	55	45	45	58	66	51

Gross disconnects
Direct one-way	(66)	(74)	(77)	(83)	(84)	(99)	(94)	(93)
Direct two-way	(6)	(6)	(7)	(8)	(7)	(9)	(10)	(9)

Total direct	(72)	(80)	(84)	(91)	(91)	(108)	(104)	(102)

Indirect one-way	(9)	(4)	(4)	(4)	(7)	(6)	(10)	6
Indirect two-way	—	(2)	(1)	(1)	—	(2)	(1)	(16)

Total indirect	(9)	(6)	(5)	(5)	(7)	(8)	(11)	(10)

Total gross disconnects	(81)	(86)	(89)	(96)	(98)	(116)	(115)	(112)

Net (loss)/gain
Direct one-way	(20)	(29)	(28)	(42)	(45)	(49)	(38)	(46)
Direct two-way	(4)	(3)	(3)	(5)	(3)	(4)	(5)	(6)

Total direct	(24)	(32)	(31)	(47)	(48)	(53)	(43)	(52)

Indirect one-way	(7)	(3)	(2)	(3)	(5)	(3)	(7)	7
Indirect two-way	—	(2)	(1)	(1)	—	(1)	1	(16)

Total indirect	(7)	(5)	(3)	(4)	(5)	(4)	(6)	(9)

Total net change	(31)	(37)	(34)	(51)	(53)	(58)	(49)	(60)

Ending units in service
Direct one-way	1,346	1,366	1,395	1,423	1,465	1,510	1,559	1,599
Direct two-way	75	79	82	85	90	93	97	100

Total direct	1,421	1,445	1,477	1,508	1,555	1,603	1,656	1,699

Indirect one-way	48	55	58	60	63	68	71	75
Indirect two-way	46	46	48	49	50	50	52	54

Total indirect	94	101	106	109	113	118	123	129

Total ending units in service	1,515	1,546	1,583	1,617	1,668	1,721	1,779	1,828

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)

AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)

(Unaudited)

	For the three months ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
ARPU
Direct one-way	$7.78	$7.84	$7.89	$7.91	$7.90	$7.97	$8.10	$8.05
Direct two-way	20.52	20.55	20.88	21.08	21.27	21.60	22.05	22.23

Total direct	8.47	8.54	8.62	8.67	8.68	8.77	8.92	8.89
Indirect one-way	7.51	7.25	7.48	7.61	7.49	7.28	7.57	8.44
Indirect two-way	3.87	4.08	4.19	4.33	4.43	4.77	4.77	4.31

Total indirect	5.74	5.77	5.97	6.14	6.16	6.22	6.40	6.49
Total one-way	7.77	7.82	7.88	7.90	7.89	7.94	8.08	8.07
Total two-way	14.16	14.36	14.69	15.00	15.29	15.71	16.04	15.41

Total paging ARPU	$8.29	$8.36	$8.45	$8.50	$8.51	$8.59	$8.74	$8.72

Gross disconnect rate (b)
Direct one-way	-4.8%	-5.3%	-5.4%	-5.7%	-5.6%	-6.4%	-6.0%	-5.7%
Direct two-way	-7.8%	-7.7%	-8.5%	-8.3%	-7.7%	-9.5%	-9.3%	-7.5%

Total direct	-5.0%	-5.5%	-5.6%	-5.8%	-5.7%	-6.5%	-6.2%	-5.8%
Indirect one-way	-16.1%	-7.6%	-6.6%	-7.0%	-9.8%	-8.1%	-8.1%	11.9%
Indirect two-way	-1.6%	-3.1%	-1.8%	-1.7%	-1.8%	-3.1%	-4.5%	-26.4%

Total indirect	-9.3%	-5.5%	-4.4%	-4.7%	-6.4%	-6.0%	-6.6%	-8.1%
Total one-way	-5.3%	-5.4%	-5.4%	-5.8%	-5.8%	-6.4%	-6.1%	-5.0%
Total two-way	-5.4%	-6.0%	-6.0%	-5.9%	-5.6%	-7.3%	-7.6%	-15.2%

Total paging gross disconnect rate	-5.3%	-5.5%	-5.5%	-5.8%	-5.7%	-6.5%	-6.2%	-6.0%

Net (loss)/gain rate (c)
Direct one-way	-1.5%	-2.1%	-1.9%	-2.9%	-3.0%	-3.2%	-2.5%	-2.9%
Direct two-way	-4.9%	-4.0%	-3.9%	-4.9%	-3.3%	-4.1%	-3.1%	-3.6%

Total direct	-1.7%	-2.2%	-2.0%	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%
Indirect one-way	-13.2%	-5.6%	-4.9%	-5.4%	-7.4%	-4.5%	-5.3%	14.6%
Indirect two-way	-1.3%	-2.5%	-1.2%	-0.9%	-1.0%	-2.3%	-3.0%	-25.8%

Total indirect	-7.6%	-4.2%	-3.2%	-3.4%	-4.7%	-3.6%	-4.3%	-6.6%
Total one-way	-1.9%	-2.2%	-2.0%	-3.0%	-3.2%	-3.2%	-2.6%	-2.2%
Total two-way	-3.5%	-3.5%	-2.9%	-3.5%	-2.5%	-3.5%	-3.1%	-12.7%

Total paging net loss rate	-2.0%	-2.3%	-2.1%	-3.0%	-3.1%	-3.3%	-2.7%	-3.2%

(a)	Slight variations in totals are due to rounding.
(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c)	Net (loss)/gain rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)

(Unaudited)

	For the three months ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Gross placement rate (b)
Healthcare	3.9%	3.7%	4.3%	3.3%	3.0%	3.9%	4.5%	3.3%
Government	1.5%	2.5%	1.8%	1.3%	1.6%	2.6%	2.1%	1.9%
Large enterprise	2.3%	2.0%	1.9%	2.4%	2.1%	2.1%	2.1%	2.3%
Other	1.9%	2.1%	2.0%	2.2%	2.8%	1.9%	2.0%	2.5%

Total direct	3.3%	3.2%	3.5%	2.8%	2.7%	3.3%	3.6%	2.9%
Total indirect	1.7%	1.3%	1.2%	1.3%	1.7%	2.4%	2.3%	1.6%

Total	3.2%	3.1%	3.4%	2.7%	2.6%	3.3%	3.5%	2.8%

Gross disconnect rate (b)
Healthcare	-4.4%	-4.5%	-4.5%	-4.7%	-4.9%	-5.7%	-5.0%	-4.7%
Government	-6.7%	-6.8%	-7.0%	-7.7%	-7.4%	-8.3%	-8.7%	-7.6%
Large enterprise	-5.7%	-7.3%	-8.0%	-7.7%	-5.7%	-7.0%	-7.1%	-6.2%
Other	-7.0%	-8.1%	-8.7%	-9.2%	-8.7%	-8.9%	-9.0%	-9.2%

Total direct	-5.0%	-5.5%	-5.6%	-5.8%	-5.7%	-6.5%	-6.2%	-5.8%
Total indirect	-9.3%	-5.5%	-4.4%	-4.7%	-6.4%	-6.0%	-6.6%	-8.1%

Total	-5.3%	-5.5%	-5.5%	-5.8%	-5.7%	-6.5%	-6.2%	-6.0%

Net loss rate (b)
Healthcare	-0.4%	-0.9%	-0.2%	-1.4%	-1.9%	-1.8%	-0.5%	-1.4%
Government	-5.2%	-4.3%	-5.2%	-6.4%	-5.8%	-5.7%	-6.6%	-5.7%
Large enterprise	-3.4%	-5.3%	-6.1%	-5.3%	-3.6%	-4.9%	-5.0%	-3.9%
Other	-5.1%	-5.9%	-6.8%	-7.1%	-5.9%	-7.0%	-6.9%	-6.8%

Total direct	-1.7%	-2.2%	-2.0%	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%
Total indirect	-7.6%	-4.2%	-3.2%	-3.4%	-4.7%	-3.6%	-4.3%	-6.6%

Total	-2.0%	-2.3%	-2.1%	-3.0%	-3.1%	-3.3%	-2.7%	-3.2%

End of period units in service % of total (b)
Healthcare	67.1%	65.9%	64.9%	63.6%	62.6%	61.7%	60.9%	59.5%
Government	10.3%	10.8%	11.1%	11.5%	11.9%	12.3%	12.6%	13.1%
Large enterprise	8.5%	8.6%	8.9%	9.3%	9.5%	9.6%	9.8%	10.0%
Other	7.9%	8.1%	8.4%	8.8%	9.2%	9.5%	9.7%	10.3%

Total direct	93.8%	93.4%	93.3%	93.2%	93.2%	93.1%	93.0%	92.9%
Total indirect	6.2%	6.6%	6.7%	6.8%	6.8%	6.9%	7.0%	7.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.
(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION—DIRECT UNITS IN SERVICE AND

CELLULAR ACTIVATIONS (a)

(Unaudited)

	For the three months ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Account size ending units in service (000’s)
1 to 3 units	52	55	58	61	65	69	74	79
4 to 10 units	31	33	35	37	40	42	45	48
11 to 50 units	75	78	82	86	92	99	106	114
51 to 100 units	49	50	52	54	56	61	68	72
101 to 1,000 units	334	343	356	373	380	399	411	424
>1,000 units	880	886	894	897	922	933	952	962

Total	1,421	1,445	1,477	1,508	1,555	1,603	1,656	1,699

End of period units in service % of total direct
1 to 3 units	3.6%	3.8%	3.9%	4.1%	4.2%	4.3%	4.4%	4.7%
4 to 10 units	2.2%	2.3%	2.3%	2.3%	2.6%	2.6%	2.7%	2.8%
11 to 50 units	5.3%	5.4%	5.6%	5.7%	5.9%	6.2%	6.4%	6.7%
51 to 100 units	3.5%	3.5%	3.5%	3.6%	3.6%	3.8%	4.1%	4.2%
101 to 1,000 units	23.5%	23.7%	24.1%	24.8%	24.4%	24.9%	24.8%	25.0%
>1,000 units	61.9%	61.3%	60.6%	59.5%	59.3%	58.2%	57.6%	56.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-5.5%	-5.3%	-5.7%	-6.2%	-5.7%	-5.9%	-6.3%	-6.2%
4 to 10 units	-5.5%	-4.8%	-6.2%	-6.2%	-6.6%	-6.4%	-6.8%	-6.2%
11 to 50 units	-4.6%	-4.8%	-4.1%	-7.1%	-7.3%	-6.4%	-6.5%	-7.7%
51 to 100 units	-2.6%	-3.9%	-2.4%	-3.9%	-8.4%	-10.4%	-5.4%	-5.7%
101 to 1,000 units	-2.6%	-3.8%	-4.7%	-1.7%	-4.7%	-2.9%	-3.3%	-2.7%
>1,000 units	-0.6%	-1.0%	-0.3%	-2.7%	-1.1%	-2.1%	-1.0%	-1.8%

Total	-1.7%	-2.2%	-2.0%	-3.0%	-3.0%	-3.2%	-2.6%	-3.0%

Account size ARPU
1 to 3 units	$15.29	$15.43	$15.49	$15.49	$15.46	$15.62	$15.74	$15.57
4 to 10 units	14.39	14.42	14.40	14.45	14.37	14.52	14.65	14.53
11 to 50 units	12.04	12.11	12.24	12.15	12.12	12.30	12.38	12.19
51 to 100 units	10.47	10.48	10.35	10.52	10.56	10.59	10.68	10.59
101 to 1,000 units	8.94	8.97	9.01	9.04	8.90	8.90	9.10	9.00
>1,000 units	7.24	7.28	7.34	7.35	7.37	7.42	7.49	7.47

Total	$8.47	$8.54	$8.62	$8.67	$8.68	$8.77	$8.92	$8.89

Cellular:
Number of activations	1,041	948	1,052	1,070	1,476	1,236	4,370	2,191

Revenue from cellular services (000’s)	$275	$314	$286	$277	$414	$315	$1,199	$684

(a)	Slight variations in totals are due to rounding.